Exhibit 2.3

                   COMMON STOCK PURCHASE AND OPTION AGREEMENT*

                                 BY AND BETWEEN

                           SECURITY FIRST NETWORK BANK

                                       AND

                          RBC HOLDINGS (DELAWARE) INC.

                            DATED AS OF MARCH 9, 1998




         ----------
         *   As amended on June 5, 1998


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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. PURCHASE AND SALE OF THE SHARES.....................................4
      1.1  Purchase and Sale of the Shares.....................................4
      1.2  Closing.............................................................4

SECTION 2. REGISTRATION RIGHTS.................................................4
      2.1  Piggyback Registration Rights.......................................4
      2.2  Demand Registration Rights..........................................5
      2.3  Registration Procedures.............................................5
      2.4  Registration Expenses...............................................6
      2.5  Indemnity and Contribution..........................................7
      2.6  Successor to SFNB...................................................8

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SFNB..............................8
      3.1  Organization and Standing...........................................8
      3.2  Authorization; Binding Obligation...................................9
      3.3  Subsidiaries........................................................9
      3.4  Capitalization......................................................9
      3.5  Validity of Shares; Issuance........................................9
      3.6  Non-Contravention...................................................9
      3.7  Financial Statements...............................................10
      3.8  Assets.............................................................10
      3.9  Governmental Consent...............................................10
      3.10 Litigation; Disputes...............................................11
      3.11 Absence of Certain Changes or Events...............................11
      3.12 Compliance with Applicable Laws....................................11
      3.13 No Misrepresentation...............................................11

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER........................11
      4.1  Organization and Standing..........................................11
      4.2  Authorization......................................................12
      4.3  Non-Contravention..................................................12
      4.4  Governmental Consent...............................................12
      4.5  Adequate Resources.................................................12
      4.6  Investment Representations.........................................12
      4.7  Litigation; Disputes...............................................13
      4.8  No Misrepresentation...............................................13

SECTION 5. COVENANTS..........................................................13
      5.1  Regulatory Applications; Third Party Consents......................13
      5.2  Matters as to SFNB.................................................13
      5.3  Other Approvals....................................................13
      5.4  New Party to Agreement.............................................13

SECTION 6. CONDITIONS TO CLOSING..............................................13
      6.1  Conditions to Obligations of All Parties...........................13
      6.2  Conditions to the Obligations of Purchaser.........................14
      6.3  Conditions to Obligations of SFNB..................................14

SECTION 7. CLOSING............................................................15
      7.1  Deliveries by SFNB.................................................15
      7.2  Deliveries by Purchaser............................................15

SECTION 8. LEGEND.............................................................16
      8.1  Endorsement........................................................16
      8.2  Removal of Legend..................................................16

SECTION 9. STOCK OPTION.......................................................16
      9.1  Grant of Option....................................................16


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      9.2  The Options........................................................16
      9.3  Term of the Options................................................17
      9.4  The Per Share Option Exercise Price................................17
      9.5  Exercise of The Options............................................17
      9.6  Transferability....................................................17
      9.7  Requirements of Law................................................17
      9.8  Changes in Capitalization..........................................18
      9.9  Ownership Limitation...............................................18

SECTION 10. TERMINATION.......................................................18
      10.1  Mutual Consent....................................................18
      10.2  Other Termination.................................................18
      10.3  Effect of Termination.............................................19

SECTION 11. MISCELLANEOUS.....................................................19
      11.1  Additional Actions and Documents..................................19
      11.2  Expenses..........................................................19
      11.3  Notices...........................................................19
      11.4. Waiver............................................................20
      11.5  Binding Effect....................................................21
      11.6  Entire Agreement; Amendment.......................................21
      11.7  Severability......................................................21
      11.8  Headings..........................................................21
      11.9  Governing Law.....................................................21
      11.10 Signature in Counterparts.........................................21
      11.11 No Third Party Beneficiaries......................................21
      11.12 Assignability.....................................................22
      11.13 Parties Not Partners..............................................22


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                   COMMON STOCK PURCHASE AND OPTION AGREEMENT

           This Common Stock Purchase and Option Agreement ("Agreement"), dated as of March 9, 1998, is entered into by and between Security First Network Bank, a federal savings bank ("SFNB"), and RBC Holdings (Delaware) Inc., a Delaware corporation ("Purchaser").

           WHEREAS, Purchaser desires to subscribe for and acquire from SFNB shares of SFNB's common stock, no par value per share ("Common Stock") on the terms and under the conditions specified herein; and

           WHEREAS, SFNB and Purchaser desire that Purchaser acquire the Common Stock on the terms and conditions set forth in this Agreement.

           NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

SECTION 1. PURCHASE AND SALE OF THE SHARES.

     1.1   PURCHASE AND SALE OF THE SHARES.

           At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, Purchaser does hereby subscribe for and agree to purchase for $10.80 per share (the "Purchase Price") 92,593 shares of Common Stock (the "Shares"). SFNB agrees to sell the Shares to Purchaser at the Closing under the terms and conditions of this Agreement.

     1.2   CLOSING.

           The closing (the "Closing") of the purchase and sale of the Shares shall take place on the date hereof, or at such other time and date as the parties shall mutually agree (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other place as the parties shall mutually agree.

SECTION 2. REGISTRATION RIGHTS.

     2.1   PIGGYBACK REGISTRATION RIGHTS.

           2.1(a) Except as provided at Section 2.1(b) below, if at any time or times beginning six months after the Closing Date through three years following the Closing Date SFNB proposes to make a public offering of its common stock, no par value per share ("Common Stock"), which requires registration under applicable rules and regulations of the Office of Thrift Supervision ("OTS") (or any successor regulator thereto as to federal securities laws), other than an offering not suitable for inclusion of shares of selling stockholders for offer to the public, such as shares being offered in connection with an employment benefit plan or in connection with a merger, SFNB shall give written notice of the proposed registration to Purchaser not less than 14 business days prior to the proposed filing date of the registration form with the OTS, and at the written request of Purchaser delivered to SFNB within 10 days after the receipt of such notice, SFNB shall include in such registration and


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offering,  and in any underwriting of such offering,  all shares of Common Stock that have been designated for registration in Purchaser's request. SFNB may withdraw any proposed registration statement or offering of securities under this Section 2 at any time without any liability to Purchaser hereunder.

           2.1(b) If a registration in which Purchaser has the right to participate pursuant to this Section 2 is an underwritten public offering and the managing underwriter advises SFNB in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering consistent with the pricing expectations of SFNB, then SFNB first shall include in such offering the Common Stock proposed to be sold by SFNB if consistent with the aforementioned opinion of the managing underwriter, and second shall include the Common Stock requested to be included in such registration by Purchaser and other selling stockholders who hold registration rights pursuant to pre-existing written agreements with SFNB, if any, pro rata based upon the number of shares of Common Stock requested by each such selling stockholder to be included in such registration, or in such other amounts upon which SFNB, Purchaser and the other selling stockholders may agree. The three year limitation on registration rights set forth in Section 2.1(a) shall not apply to any shares of Purchaser's Common Stock excluded from registration by virtue of this Section 2.1(b).

     2.2   DEMAND REGISTRATION RIGHTS.

           2.2(a) At any time after one year from the date of the Closing Date, Purchaser may request registration for sale under the Securities Act of 1933, as amended (the "Securities Act") of any shares of Common Stock owned by Purchaser (a "Demand Registration"), provided, however, that (i) SFNB shall only be obligated to effect one Demand Registration for Purchaser, (ii) SFNB shall not be obligated to effect a Demand Registration unless Purchaser requests registration for sale of shares that represent at least 50% of the aggregate amount of Common Stock then owned by Purchaser, and (iii) SFNB shall not be required to conduct an underwritten offering. A Demand Registration shall specify the approximate number of shares of Common Stock requested to be registered and the anticipated per share price range for such offering.

           2.2(b) A Demand Registration shall be deemed to occur when such registration becomes effective under the Securities Act, except that if, after it becomes effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the OTS (or any successor regulator thereto as to federal securities laws) or any other governmental authority, such registration shall not be deemed to have been effected unless such stop order, injunction or other order shall have been subsequently vacated or removed.

     2.3   REGISTRATION PROCEDURES.

           2.3(a) SFNB shall have no obligation to include shares of Common Stock owned by Purchaser in a registration statement pursuant to Section 2.1 or
Section 2.2 hereof unless and until Purchaser has furnished SFNB with all information and statements about or pertaining to Purchaser in such reasonable detail and on such timely basis as is reasonably deemed by SFNB to be necessary or appropriate for the preparation of the registration statement.

           2.3(b) Whenever Purchaser has requested that its shares of Common Stock be registered pursuant to Section 2.1 or Section 2.2 hereof, SFNB shall, subject to its rights under Section 2.1(a) to withdraw the registration statement and the other provisions of Section 2.1 and Section 2.2:

                    (1) prepare and file with the OTS a registration statement with respect to such shares and use its reasonable efforts to cause such registration statement to become effective


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as soon as practicable  after the filing thereof  (provided that before filing a registration statement or offering circular or any amendments or supplements thereto, SFNB shall furnish counsel for Purchaser with copies of all such documents proposed to be filed);

                    (2) prepare and file with the OTS as promptly as is reasonably practicable such amendments and supplements to such registration statement and offering circular contained therein as may be necessary to keep such registration statement effective for a period of not less than three months or until Purchaser has completed the distribution described in such registration statement, whichever occurs first;

                    (3) furnish to Purchaser the number of copies of such registration statement, each amendment and supplement thereto, the offering circular contained in such registration statement (including each preliminary offering circular), and such other documents as Purchaser may reasonably request;

                    (4) use reasonable efforts to register or qualify such shares under the state blue sky or securities or banking laws ("Blue Sky Laws") of such jurisdictions as Purchaser reasonably requests (and to keep such registrations and qualifications effective for a period of three months, or until Purchaser has completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things that may be reasonably necessary or advisable to enable Purchaser to consummate the disposition of such shares in such jurisdictions; provided, however, that SFNB will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 2.3(b), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

                    (5) promptly notify Purchaser at any time when an offering circular relating thereto is required to be delivered under applicable federal securities laws during the period that SFNB is required to keep the registration statement effective, of the occurrence of any event as a result of which the offering circular included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the offering circular so that, as thereafter delivered to the purchasers of such shares, the offering circular will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (6) use reasonable efforts to cause all such shares to be listed on a securities exchange or the Nasdaq Stock Market; and

                    (7) provide a transfer agent and registrar (if SFNB does not already have such an agent) for all such shares not later than the effective date of such registration statement.

     2.4   REGISTRATION EXPENSES.

           2.4(a) If, pursuant to Section 2.1 or Section 2.2 hereof, shares of Common Stock owned by Purchaser are included in a registration statement, then Purchaser shall pay all transfer taxes, if any, relating to the sale of its shares of Common Stock, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

           2.4(b) Except for the fees and expenses specified in Section 2.4(a) hereof and except as provided below in this Section 2.4(b), SFNB shall pay all expenses incident to the registration and to SFNB's performance of or compliance with this Agreement, including, without limitation, all


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registration  and filing fees,  fees and expenses of  compliance,  with Blue Sky
Laws, underwriting discounts, fees, and expenses (other than Purchaser's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for SFNB and all independent certified public accountants and other persons retained by SFNB. With respect to any registration pursuant to
Section 2.2 hereof, SFNB shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses and fees for listing the securities to be registered on an exchange or on the Nasdaq Stock Market.

     2.5   INDEMNITY AND CONTRIBUTION.

           2.5(a) In the event that any shares of Common Stock owned by Purchaser are sold by means of a registration statement pursuant to Section 2.1 or Section 2.2 hereof, Purchaser (for the purposes of this paragraph 2.5(a), the "Indemnifying Person") agrees to indemnify and hold harmless SFNB, each of SFNB's officers and directors, and each person, if any, who controls or may control SFNB within the meaning of the Securities Act (for the purposes of this paragraph 2.5(a), SFNB, its officers and directors, and any such other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon, or incurred by such Indemnified Person, directly or indirectly (collectively, hereinafter referred to in the singular as a "Claim" and in the plural as "Claims"), based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such Claim is based upon, arises out of or results from any untrue statement or omission based upon information furnished to SFNB by Purchaser in a written document provided by Purchaser for use in connection with the registration statement.

           2.5(b)  SFNB  (for  the  purposes  of  this  paragraph  2.5(b),   the
"Indemnifying Person") agrees to indemnify and hold harmless Purchaser, its officers and directors, each person, if any, who controls or may control Purchaser within the meaning of the Securities Act and any underwriters participating in the distribution of Common Stock pursuant to a registration statement (for the purposes of this paragraph 2.5(b), Purchaser, its officers and directors, and any such other persons also being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all Claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, provided that SFNB will not be liable in any such case to the extent that any such Claim arises out of or results from any untrue statement or omission based upon information furnished to SFNB by Purchaser in a written document provided by Purchaser for use in connection with the registration statement.

           2.5(c) The indemnification set forth herein shall be in addition to any liability SFNB or Purchaser may otherwise have in connection with any registration of Common Stock. Within a reasonable time after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Section 2.5, such Indemnified Person shall submit written notice thereof to Indemnifying Person. The failure of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person


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from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise, or settlement (without admitting liability of the Indemnifying Person) of any such Claim asserted, such defense, compromise, or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, which counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the
Indemnifying   Person  shall  fail  to   undertake   such  defense  by  its  own
representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise, or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. In the event that any Claim shall arise out of a transaction or cover any period or periods wherein SFNB and Purchaser shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such Claim, and no settlement or compromise of such Claim may be made without the joint consent or approval of SFNB and Purchaser. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any Claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

           2.5(d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party (as defined in either Section 2.5(a) or 2.5(b)) with respect to any Claim, then the Purchaser or SFNB, as applicable and as the case may be (each an "Indemnifying Party"), in lieu of indemnifying an Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such claim.

     2.6   SUCCESSOR TO SFNB.

           SFNB has adopted a Second Amended and Restated Plan of Reorganization (the "Plan") into a holding company structure (the "Reorganization"). Upon the Reorganization, the provisions of this Section 2 shall be applicable to any holding company which SFNB may form if the Shares are converted into the capital stock of such holding company. Under such circumstances, references in this
Section 2 to Common Stock shall be deemed to refer to the capital stock of the holding company, and references in this Section 2 to the OTS and the securities rules and regulations thereof shall be deemed to refer to the Securities and Exchange Commission ("SEC"), and the Securities Act and the regulations of the SEC thereunder, respectively.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SFNB.

           SFNB represents and warrants to Purchaser as follows:

     3.1   ORGANIZATION AND STANDING.

           SFNB is a Federal savings bank organized and existing under the Home Owners' Loan Act of 1933, as amended ("HOLA"). SFNB has the full corporate power and authority to own and operate its properties and assets, to carry on its business as currently conducted, to execute and deliver this Agreement, to sell and issue the Shares hereunder, and, subject to the conditions specified herein, to carry out and perform its obligations under the terms of this Agreement. SFNB has furnished to Purchaser a true and complete copy of SFNB's federal stock charter, as currently in


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effect,  and a true and complete copy of SFNB's bylaws,  as currently in effect, in both cases, certified by its corporate secretary or other officer.

     3.2   AUTHORIZATION; BINDING OBLIGATION.

           SFNB has all requisite corporate power and authority to enter into and to deliver this Agreement. Except as contemplated herein, all corporate action on the part of SFNB and its directors, officers and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by SFNB, the authorization, sale, issuance and delivery of the Shares, and the performance of SFNB's obligations hereunder have been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by SFNB, shall constitute a valid and binding obligation of SFNB enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

     3.3   SUBSIDIARIES.

           SFNB's direct subsidiaries are Security First Technologies, Inc. and Security First Investments, Inc., and SFNB does not otherwise directly own any other corporation, association or business entity.

     3.4   CAPITALIZATION.

           The authorized capital stock of SFNB consists of 25,000,000 shares of common stock, of which 10,514,194 are issued and outstanding as of the date hereof, and 2,500,000 shares of preferred stock, no par value per share ("Preferred Stock"), of which a Series A has been designated and of which 1,251,084 are issued and outstanding as of the date hereof. As of the date hereof, there are options (the "Options") outstanding to purchase 4,129,834 shares of Common Stock, and except for the Options and the Class A Preferred Stock, there are no outstanding securities convertible into or exchangeable for Common Stock and there are no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of SFNB. Since December 31, 1997, SFNB has not issued any capital stock except pursuant to Options and conversion of Preferred Stock.

     3.5   VALIDITY OF SHARES; ISSUANCE.

           The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances, and will be issued in compliance with all applicable federal and state banking and securities laws.

     3.6   NON-CONTRAVENTION.

           The execution, delivery and performance of, and compliance with, this Agreement, and the issuance of the Shares, will not (a) violate any provision of the federal stock charter or bylaws of SFNB; (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of SFNB or any of its subsidiaries pursuant to the provisions of any agreement, mortgage, indenture or other document or instrument to which SFNB or any of its subsidiaries is a party or by which SFNB or any of its subsidiaries or any of its properties or assets is bound, or (c) violate any existing statutes, laws, ordinances, regulations, orders and other rules of law applicable to SFNB or any of its subsidiaries or


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any of its  properties or assets,  or applicable to SFNB's power or authority to perform its obligations under this Agreement.

     3.7   FINANCIAL STATEMENTS.

           SFNB has previously delivered or made available to Purchaser accurate and complete copies of its audited consolidated financial statements as of and for the year ended December 31, 1996 and its unaudited consolidated financial statements as of and for the year ended December 31, 1997 (together, all such financial statements are referred to as the "Financial Statements"). The consolidated financial statements of SFNB referred to herein (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount, and the failure to include notes thereto), the results of the consolidated operations and consolidated financial condition and cash flows of SFNB for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply with applicable accounting requirements and with the published rules and regulations of the OTS with respect thereto and each of such statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except in each case as indicated in such statements or in the notes thereto. SFNB's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and all reports filed under the Securities Exchange Act of 1934, as amended ("Exchange Act") since May 23, 1996 comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and SFNB has previously delivered or made available to Purchaser true, correct and complete copies of such reports. Since May 23, 1996, SFNB has filled all reports required to be filed by it under the Exchange Act. The books and records of SFNB have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

     3.8   ASSETS.

           SFNB (for purposes of this section, including its subsidiaries) has good, valid and marketable title to all properties and assets owned by it, including, without limitation, all properties and assets included in the Financial Statements and all properties and assets purchased by SFNB since December 31, 1996 (except for leased or licensed assets and for properties or assets reflected in such Financial Statements which have been sold or otherwise disposed of in the ordinary course of business), free and clear of all encumbrances. All personal property of SFNB is in good operating condition and repair and is suitable and adequate for the uses for which it is intended or is being used. Each of SFNB and its subsidiaries owns or possesses the right to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. No material product or service offered and no material trademark, service mark, or similar right used by SFNB or its subsidiaries infringes any rights or patents of any other person, and, as of the date hereof, neither SFNB nor any of its subsidiaries has received any written or oral notice of any claim of such infringement.

     3.9   GOVERNMENTAL CONSENT.

           No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of SFNB is required in connection with the valid execution and delivery of this Agreement.

     3.10  LITIGATION; DISPUTES.

           There are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to the knowledge of SFNB, threatened against, affecting or involving SFNB or any of its subsidiaries in connection with the transactions contemplated by this Agreement, at law or in equity, or before or by any court, arbitrator or governmental authority, domestic or foreign. There are no material legal proceedings pending, or to SFNB's knowledge, threatened, other than ordinary routine litigation incidental to the business, to which SFNB or any of its subsidiaries is a party or of which any of their property is subject.

     3.11  ABSENCE OF CERTAIN CHANGES OR EVENTS.

           Except as disclosed in its reports filed under the Exchange Act, there has been no material adverse change in the business, operations, results of operations or financial condition of SFNB and its subsidiaries, and since December 31, 1996 neither SFNB nor any of its subsidiaries has incurred any material liability, except as contemplated hereby or in the ordinary course of their business consistent with their past practices and which has not had a material adverse effect on SFNB or its subsidiaries. Since December 31, 1996, SFNB and its subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

     3.12  COMPLIANCE WITH APPLICABLE LAWS.

           Each of SFNB and its subsidiaries have complied in all material respects with all laws applicable to it or to the operation of its business. Neither SFNB nor any subsidiary thereof has received any notice of any material alleged or threatened claim, violation, or liability under any such laws that has not heretofore been cured and for which there is no remaining liability.

     3.13  NO MISREPRESENTATION.

           None of the  representations and warranties of SFNB set forth in this
Section 3 nor any of SFNB's reports filed under the Exchange Act since May 23, 1996 (at the time they were filed) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

           Purchaser represents and warrants to SFNB as follows:

     4.1   ORGANIZATION AND STANDING.

           Purchaser is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the full corporate power and authority to own and operate its properties and assets, to carry on its business as currently conducted, to execute and deliver this Agreement and, subject to the conditions specified herein, to carry out and perform its obligations under the terms of this Agreement.

     4.2   AUTHORIZATION.

           Purchaser has all requisite corporate power and authority to enter into and to deliver this Agreement. All corporate action on the part of Purchaser and its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser and the performance of Purchaser's obligations hereunder have been taken. This Agreement, when executed and delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

     4.3   NON-CONTRAVENTION.

           The execution, delivery and performance of, and compliance with, this Agreement will not (a) violate any provision of the articles of incorporation or bylaws of Purchaser; (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of Purchaser pursuant to the provisions of any agreement, mortgage, indenture or other document or instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets is bound, or (c) violate any existing statutes, laws, ordinances, regulations, orders and other rules of law applicable to Purchaser or any of its properties or assets, or applicable to Purchaser's power or authority to perform its obligations under this Agreement.

     4.4   GOVERNMENTAL CONSENT.

           No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of Purchaser is required in connection with the valid execution and delivery of this Agreement or in connection with the consummation of the purchase of the Shares contemplated by
Section 1.1 hereof.

     4.5   ADEQUATE RESOURCES.

           Purchaser has sufficient cash and other resources to perform its obligations hereunder.

     4.6   INVESTMENT REPRESENTATIONS.

           4.6(a) Purchaser has had an opportunity to discuss SFNB's business, management and financial affairs with SFNB's management. Purchaser is capable of evaluating the merits and risks of its investment in SFNB and has the capacity to protect its own interests.

           4.6(b) Purchaser is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution. Purchaser understands that the Shares have not been registered under the Securities Act nor under applicable rules and regulations of the OTS by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

           4.6(c)   Purchaser   acknowledges   that  the  Shares  must  be  held
indefinitely unless they are subsequently registered under applicable rules and regulations of the OTS or an exemption from registration is available.

     4.7   LITIGATION; DISPUTES.

           There are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to the knowledge of Purchaser, threatened against, affecting or involving Purchaser in connection with the transactions contemplated by this Agreement, at law or in equity, or before or by any court, arbitrator or governmental authority, domestic or foreign.

     4.8   NO MISREPRESENTATION.

           None of the representations and warranties of Purchaser set forth in this Section 4 contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

SECTION 5. COVENANTS.

     5.1   REGULATORY APPLICATIONS; THIRD PARTY CONSENTS.

           If applicable, upon the execution and delivery of this Agreement, Purchaser shall cause to be prepared and filed, as soon as is reasonably practical, all required applications and notices and any other filings with governmental authorities which are necessary or contemplated for consummation of the purchase of Shares contemplated hereby. Such applications and filings shall be in such forms as may be prescribed by the respective governmental authorities and shall contain such information as they may require.

     5.2   MATTERS AS TO SFNB.

           SFNB agrees to take all such action required of SFNB to consummate the transactions contemplated hereby.

     5.3   OTHER APPROVALS.

           The parties shall cooperate and use their best efforts to obtain all written consents and approvals of other persons in connection with the purchase of the Shares contemplated hereby.

     5.4   NEW PARTY TO AGREEMENT.

           Upon the organization of Security First Technologies Corporation ("Holdings") as the proposed holding company in the Reorganization, SFNB shall cause Holdings to become a party hereto, bound by the terms, conditions and obligations contained herein.

SECTION 6. CONDITIONS TO CLOSING.

     6.1   CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

           The  obligations  of  each  party  to  consummate  the   transactions
contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent:

           6.1(a) Termination. This Agreement shall not have been terminated in accordance with its terms.

           6.1(b) Regulatory Approvals. All regulatory approvals sought shall have been obtained and all notice periods shall have expired; no regulatory approval shall contain any condition that would require any material modification or nonperformance of the terms of this Agreement; all regulatory approvals shall remain in full force and effect and all conditions and requirements set forth in any regulatory approvals that are required to be satisfied on or before the Closing Date, including the expiration of any waiting periods, shall have been satisfied or properly waived.

           6.1(c) No Governmental Action. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement or to affect adversely the consolidated financial condition and business prospects of SFNB.

           6.1(d) Reorganization. The Reorganization shall not have occurred.

     6.2   CONDITIONS TO THE OBLIGATIONS OF PURCHASER.

           The obligations of Purchaser to purchase the Shares contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent, any one or more of which may be waived by Purchaser, in its sole and absolute discretion:

           6.2(a)  Representations  and  Warranties.   The  representations  and
warranties of SFNB contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct on the Closing Date with the same force and effect as if made on the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this
Section 6.2(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects).

           6.2(b) Compliance. SFNB shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by SFNB on or prior to the Closing Date.

     6.3   CONDITIONS TO OBLIGATIONS OF SFNB.

           The obligations of SFNB to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent, any one or more of which may be waived by SFNB, in its sole and absolute discretion:

           6.3(a) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this
Section 6.3(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects).

           6.3(b) Compliance. Purchaser shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

SECTION 7. CLOSING.

     7.1   DELIVERIES BY SFNB.

           At the Closing, SFNB shall deliver to Purchaser the following:

                    (1) A certificate or certificates registered in Purchaser's name, representing all of the Shares.

                    (2) A copy of the resolutions of the Board of Directors of SFNB certified by the Secretary of SFNB, as being true, correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement by SFNB, the authorization, sale, issuance and delivery of the Shares, and the performance of SFNB's obligations hereunder.

                    (3) A certificate of SFNB signed by the President of SFNB certifying that the representations and warranties of SFNB made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the Closing Date, and SFNB has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by SFNB on or prior to the Closing.

                    (4) Such other  certificates,  instruments  or  documents as
Purchaser  may   reasonably   request  in  order  to  effect  and  document  the
transactions contemplated hereby.

                    (5)  An   opinion   of   SFNB's   counsel   as  to  the  due
authorization, full payment and non-assessibility of the Shares.

     7.2   DELIVERIES BY PURCHASER.

           At the Closing, Purchaser shall deliver to SFNB the following:

                    (1) The aggregate Purchase Price for the Shares, in cash or by wire transfer or certified or bank cashier's check, payable to the order of SFNB.

                    (2) A certificate of Purchaser signed by an officer of Purchaser reasonably satisfactory to SFNB, certifying that the representations and warranties of Purchaser made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the Closing Date, and Purchaser has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by Purchaser on or prior to the Closing.

                    (3) Such other certificates, instruments or documents as SFNB may reasonably request in order to effect and document the transaction contemplated hereby.

SECTION 8. LEGEND.

     8.1   ENDORSEMENT.

           Each certificate representing the Shares shall be endorsed with the following legend (in addition to any legend required by applicable state securities laws):

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL SECURITIES LAWS COVERING SUCH SECURITIES OR SFNB RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO SFNB THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     8.2   REMOVAL OF LEGEND.

           The legend endorsed on a stock certificate pursuant to Section 8.1 of this Agreement shall be removed and SFNB shall issue a certificate without such legend to the holder of such Shares if such Shares are registered under applicable federal securities laws and an offering circular meeting the requirements of the rules and regulations of the OTS is available or if such holder provides to SFNB an opinion of counsel for such holder of the Shares reasonably satisfactory to SFNB, to the effect that a public sale, transfer or assignment of such Shares may be made without registration and without compliance with any restrictions.

SECTION 9. STOCK OPTION

     9.1   GRANT OF OPTION.

           SFNB does hereby grant to Purchaser four separate options (each, an "Option," or collectively, the Options") to subscribe for and purchase that number of whole shares of Common Stock (the "Option Shares") as determined below in this Article 9. Upon the Reorganization, the provisions of this Article 9 shall be applicable to any holding company which SFNB may form pursuant to the Plan if the Shares are converted into the capital stock of such holding company. Under such circumstances, references in this Article 2 to Option Shares shall be deemed to refer to share of capital stock of the holding company, references to Common Stock shall be deemed to refer to the Common Stock of the holding company and references in this Article 9 to SFNB shall be deemed to refer to the holding company resulting from the Reorganization.

     9.2   THE OPTIONS.

           The Options are hereby designated individually as Option I, Option II, Option III and Option IV. Each Option shall be exercisable for that number of Option Shares which is equal to 2,500,000, divided by the number which equals the "Per Share Option Exercise Price" for such Option, as set forth below in
Section 9.4.

     9.3   TERM OF THE OPTIONS.

           Option I shall be exercisable from the date of the "Closing" under the terms of, and as defined in, that certain Stock Purchase Agreement (the "SFNB Stock Purchase Agreement") among Royal Bank of Canada, Purchaser, SFNB and upon organization, Holdings, dated as of even date herewith ("the SFNB Closing Date") until the close of business on the first business day which is 90 days after the SFNB Closing Date. Option II shall be exercisable from the SFNB Closing Date until the close of business on the first business day which is 270 days after the SFNB Closing Date. Option III shall be exercisable from the SFNB Closing Date until the close of business on the first business day which is 450 days after the SFNB Closing Date. Option IV shall be exercisable from the SFNB Closing Date until the close of business on the first business day which is 630 days after the SFNB Closing Date. Notwithstanding anything to the contrary provided herein, the Options shall terminate and be of no further effect upon termination of the Stock Purchase Agreement, other than by reason of Closing thereunder.

     9.4   THE PER SHARE OPTION EXERCISE PRICE.

           The Per Share Option Exercise Price of Option I shall be the dollar amount equal to the product of the Purchase Price, times 1.10. The Per Share Option Exercise Price of Option II shall be the dollar amount equal to the product of the Purchase Price, times 1.21. The Per Share Option Exercise Price of Option III shall be the dollar amount equal to the product of the Purchase Price, times 1.331. The Per Share Option Exercise Price of Option IV shall be the dollar amount equal to the product of the Purchase Price, times 1.464.

     9.5   EXERCISE OF THE OPTIONS.

           An Option that is exercisable hereunder may be exercised by delivery to SFNB on any business day, at its principal office, addressed to the attention of the Corporate Secretary of SFNB, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the aggregate Per Share Option Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made in cash (whether by check, wire transfer or other reasonably acceptable means). Promptly after the exercise of an Option and the payment in full of the aggregate Per Share Option Exercise Price of the shares of Common Stock covered thereby, the Purchaser shall be entitled to the issuance of a stock certificate or certificates evidencing ownership of the Option Shares so exercised.

     9.6   TRANSFERABILITY.

           Notwithstanding any provision of this Agreement to the contrary, no Option shall be assignable or transferable, other than by Purchaser to any direct or indirect parent or subsidiary corporation of Purchaser.

     9.7   REQUIREMENTS OF LAW.

           SFNB shall not be required to sell or issue any shares of Common Stock under any Option if the sale or issuance of such shares would constitute a violation by the Purchaser or SFNB of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. SFNB shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     9.8   CHANGES IN CAPITALIZATION.

           If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of SFNB by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by SFNB, occurring after the date hereof, the number and kinds of Option Shares shall be adjusted proportionately and accordingly. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Options immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Per Share Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Per Share Option Price.

     9.9   OWNERSHIP LIMITATION.

           If, upon exercise of an Option, Purchaser, including any subsidiaries and affiliates thereof, would then own more than 4.999% of the outstanding Common Stock, the Option Shares then subject to issuance shall be shares of SFNB Class A Preferred Stock, no par value per share (the "Preferred Shares"), or if after the Reorganization, the shares of capital stock of the resulting holding company into which shares of Preferred Stock are converted, which stock shall have the same terms and conditions of the Preferred Shares to the extent contemplated by the Plan.

SECTION 10. TERMINATION.

     10.1  MUTUAL CONSENT.

           The parties may terminate this Agreement at any time by mutual written agreement.

     10.2  OTHER TERMINATION.

           Either of SFNB, on the one hand, or Purchaser, on the other, may terminate this Agreement by giving notice (a "Termination Notice") to the other at the time designated in this Section or, in the absence of such designation, at any time up to and including the Closing Date, if any one or more of the following shall have occurred and be continuing:

           10.2(a) Termination By Any Party. Any party may terminate this Agreement under any one or more of the following circumstances:

                    (1) at any time after June 30, 1998, if the Closing shall not have occurred for any reason other than a default or non-performance of its obligations hereunder by the party giving such notice;

                    (2) any application for regulatory approval or notice with any regulatory agency or authority is denied or withdrawn and is not modified or supplemented and resubmitted in a manner that the party giving the notice believes is responsive to the comments of the applicable governmental authority within 45 days after it is so denied or withdrawn;

                    (3) a court or other governmental authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the purchase of Shares contemplated hereby and such order, writ, injunction, decree or other action shall have become final and nonappealable.

           10.2(b) Termination By Purchaser. Purchaser may terminate this Agreement if any condition precedent set forth in Sections 6.1 or 6.2 shall be incapable of being satisfied.

           10.2(c) Termination By SFNB. SFNB may terminate this Agreement if any condition precedent set forth in Sections 6.1 or 6.3 shall be incapable of being satisfied.

     10.3  EFFECT OF TERMINATION.

           Termination of this Agreement pursuant to this Section shall not relieve any party of any liability for a default or other breach, default or nonperformance under this Agreement. Notwithstanding the foregoing, no party hereto shall be liable for consequential or punitive damages in connection with such termination.

SECTION 11. MISCELLANEOUS.

     11.1  ADDITIONAL ACTIONS AND DOCUMENTS.

           Each of the parties hereto agrees that it will, at any time, prior to, at or after the Closing, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments as may be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.

     11.2  EXPENSES.

           Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions contemplated hereby.

     11.3  NOTICES.

           All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier, addressed as follows:

           (i) if to SFNB or Holdings (before the Reorganization):

           Security First Network Bank
           3390 Peachtree Road, NE, Suite 1700
           Atlanta, Georgia  30326
           Attn.:  President


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



          Security First Technologies Corporation
          3390 Peachtree Road, NE, Suite 1700
          Atlanta, Georgia  30326
          Attn.:  President

          (after the Reorganization):

          Security First Technologies Corporation
          3390 Peachtree Road, NE, Suite 1700
          Atlanta, Georgia  30326
          Attn.:  President

          with a copy (which shall not constitute notice) to:

          Hogan & Hartson L.L.P.
          555 Thirteenth Street, N.W.
          Washington, D.C.  20004
          Attn.:  Stuart G. Stein, Esq.

          (ii)if to Purchaser:

          RBC Holdings (Delaware) Inc.
          1 Place Ville Marie
          Montreal, Canada H3C 5A7
          Attn.:  Vice President - Business Development

          with a copy (which shall not constitute notice) to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, New York  10166
          Attn.:  Steve Shoemate

or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     11.4. WAIVER.

           No waiver by any party of any failure or refusal of any other party to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or


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



refusal to so comply by such other party. No waiver shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

     11.5  BINDING EFFECT.

           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns including, but not limited to, any holding company which SFNB may form if the Shares are converted into capital stock of such holding company.

     11.6  ENTIRE AGREEMENT; AMENDMENT.

           This Agreement, including the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

     11.7  SEVERABILITY.

           If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said Agreement.

     11.8  HEADINGS.

           The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

     11.9  GOVERNING LAW.

           This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

     11.10 SIGNATURE IN COUNTERPARTS.

           This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     11.11 NO THIRD PARTY BENEFICIARIES.

           Except as expressly provided herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of


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



action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder.

     11.12 ASSIGNABILITY.

           All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties and obligations of the parties hereto may be assigned or delegated by any party hereto without the prior written consent of all the parties to this Agreement and any such purported or attempted assignment shall be null and void ab initio and of no force or effect provided, further that Purchaser may assign this Agreement, including rights, privileges, duties and obligations hereunder to any parent or subsidiary corporation affiliate of Purchaser so long as such assignment does not in any way materially delay or otherwise materially adversely impact the ability of the parties hereto to effect the transactions contemplated hereby.

     11.13 PARTIES NOT PARTNERS.

           Nothing contained in this Agreement shall constitute any party as a partner with, agent for or principal of any one or more of the other parties or their successors and assigns.



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




           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                         SECURITY FIRST NETWORK BANK

                                         By: /s/ Robert F. Stockwell
                                             -----------------------------------
                                             Robert F. Stockwell
                                             Treasurer, Acting President and
                                                  Chief Financial Officer

                                         RBC HOLDINGS (DELAWARE) INC.

                                         By: /s/ Charles F. Seitz
                                             -----------------------------------
                                             Name:  Charles F. Seitz
                                             Title: Treasurer + Secretary

                                         SECURITY FIRST
                                         TECHNOLOGIES CORPORATION

                                         By: /s/ James S. Mahan, III
                                             -----------------------------------
                                             Name:   James S. Mahan, III
                                             Title:  Chief Executive Officer



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